Exhibit 107

INNOVATIVE INDUSTRIAL PROPERTIES INC

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share, and 9.00% Series A Cumulative Redeemable Prefered Stock, par value $0.001 per share	457(r)	$500,000,000		$ 500,000,000.00	0.0001476	$ 73,800.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 73,800.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 52,670.88
			Net Fee Due:						$ 21,129.12

Offering Note

[1]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement No. 333-262320. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (2) The registrant has terminated the offering of unsold securities under the prospectus supplement filed January 23, 2023 (the "Prospectus Supplement") to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-262320) (the "Prior Registration Statement") filed with the Securities and Exchange Commission on January 24, 2022. (3) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby partially offsets the registration fee due in connection with this filing against the $52,670.88 remaining balance from the initial $55,100 registration fee associated with unsold securities, which registration fee was previously paid by the Registrant in connection with the filing of the Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Prior Registration Statement, which was initially filed with the Securities and Exchange Commission on January 23, 2023. Pursuant to Rule 457(p) under the Securities Act, the $73,800 filing fee currently due in connection with this filing is offset in part against the $52,670.88 remaining balance for such unsold securities under the Prior Registration Statement resulting in a fee of $21,129.12 remitted with this filing.

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Innovative Industrial Properties, Inc.	S-3	333-262320	01/23/2023		$ 52,670.88	Equity	Common Stock, par value $0.001 per share		$ 477,957,219.00
Fee Offset Sources		Innovative Industrial Properties, Inc.	S-3	333-262320		01/23/2023						$ 32,195.77
Fee Offset Sources		Innovative Industrial Properties, Inc.	S-3	333-235731		11/06/2020						$ 20,475.11
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

[1]	The registrant has terminated the offering of unsold securities under the prospectus supplement filed January 23, 2023 to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-262320) filed with the Securities and Exchange Commission on January 24, 2022.